Exhibit 10.4

TERMINATION OF LEASE AGREEMENT

THIS TERMINATION OF LEASE AGREEMENT (this “Agreement”) is entered into as of June 18, 2021, effective with the close of business on June 30, 2021 by and between E-Waste, Corp, a Florida corporation (the “Company”), and Tryon Capital, LLC, a North Carolina limited liability company (the “Consultant”).

WHEREAS, effective as of September 25, 2020, the Company entered into that certain Lease Agreement with the Lessor (the “Lease Agreement”) pursuant to which Lessor has been renting the use of office space to the Company; and

WHEREAS, pursuant to the terms of the Lease Agreement, either party may terminate the Consulting Agreement upon thirty (30) days’ prior written notice to the other; and

WHEREAS, the parties mutually determined to terminate the Lease Agreement, effective with the close of business on June 30, 2021, and to enter into this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.         Termination of the Lease Agreement.  The parties hereby are waiving all notice requirements under the Lease Agreement and agree that the Lease Agreement shall be terminated effective with the close of business on June 30, 2021 upon the execution of this Agreement. As of the date hereof, each party acknowledges that all responsibilities of the other party under the Lease Agreement have been fully performed, and that neither party has any outstanding obligations or responsibilities, including payment obligations, to the other party.

2.         Mutual Release.  For and in consideration of the covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, each of Lessor, on one hand, and the Company, on another hand, shall release, acquit, satisfy, and forever discharge the other party and its affiliates, employees, agents, attorneys, and its successors and assigns (the “Released Parties”) from any and all claims, actions, obligations, liabilities, demands and/or causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, of whatever kind or character, whether now known or unknown, which such party has or might claim to have against the other party, including any payments to Lessor by the Company, arising or to arise under any and all agreements or other arrangements, written or oral, in any manner concerning the Released Parties (collectively, the “Claims”), other than any Claims relating to the execution and delivery of this Agreement and the terms and provisions hereof.

3.         Representations and Warranties.  Each party represents and warrants to the other party, on the date of this Agreement:

(i)        each party has all necessary power, authority, and capacity to enter into this Agreement and has taken all action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder;

(ii)       the person signing this Agreement has the authority to bind the party on behalf of which it is signing the Agreement, and this Agreement, when duly executed and delivered, will constitute a legal, valid and binding obligation of each such party, enforceable against each such party in accordance with its terms; and

(iii)      none of the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby, nor compliance by each party with any of the provisions hereof, will violate or conflict with any agreement by which the each such party is bound, and no notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any persons or entities are necessary to be made or obtained by each such party in connection with the execution, delivery or performance of this Agreement.

4.         Confidentiality. Notwithstanding anything contained herein to the contrary, each party agrees that all information and materials obtained from the other, including without limitation potential acquisition targets, business models, contact information of third parties, techniques and material, shall remain confidential and held in strict confidence by the receiving party, not disclosed to any other party, not to be used in any way and not to allow any unauthorized person to use it. Each party further agrees to take all action necessary to protect the confidentiality of such information.

5.         Mandatory Disclosure. In the event that either party or anyone to whom confidential information was transmitted pursuant to the Lease Agreement becomes legally compelled to disclose any of such information, the party may disclose the confidential information to the limited extent required by applicable law or court order; provided that the disclosing party shall first give the other party reasonable advance written notice of such required disclosure and shall cooperate with the other party’s efforts to limit the scope of disclosure and/or obtain confidential treatment thereof (whether by protective order or other appropriate remedy).  In the event the party is unable to obtain such protective order or other appropriate remedy, only that portion of the confidential information which, as advised by a written opinion of said party’s counsel, is legally required shall be furnished.

6.         Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

7.         Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of North Carolina, without regard to the principles of conflicts of law thereof.

8.         Actions to Enforce this Agreement; Attorneys’ Fees and Costs.  In the event that one party to this Agreement commences a legal action to enforce any of its terms, the prevailing party in such an action shall be entitled to recover, from the non-prevailing party or parties, as the case may be, its reasonable attorneys’ fees and costs of litigation, including all expert and consulting fees.

9.         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

10.       Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day; (iii) three calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the other party at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by three days’ advance written notice to the other party hereto.

11.       Counterparts; Electronic Transmission of Signatures.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute one and the same instrument.  Signature pages transmitted by electronic mail or other electronic means shall be valid for all purposes.

[Remainder of Page Intentionally Omitted; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

E-Waste, Corp.

By:  /s/ Elliot A. Mermel

Name:  Elliot A. Mermel

Title:  President

Tryon Capital, LLC

By:  /s/ Peter L. Coker, Sr.

Name:  Peter L. Coker, Sr.

Title:  Managing Partner